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Exhibit 99.02

         Cautionary Statement

         The statements contained in this Form 8-K contain forward-looking statements relating to the effect of closing the acquisition of the assets of Summus, Ltd., our ongoing combined operations, and our future actions with respect to our management structure and our deployment and business use of the assets we acquired from Summus, Ltd. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, HSNS notes that a variety of factors could cause HSNS' actual results to differ materially from the anticipated results expressed in HSNS' forward-looking statements. Some of these factors include that HSNS may not be able to operate the combined companies as effectively as anticipated, that the acquired assets of Summus, Ltd. may not provide new opportunities to the extent anticipated by HSNS, that HSNS may not be successful in hiring a suitable new Chief Executive Officer, that the process of integrating, managing, and operating the combined companies will result in expenses that deplete financial resources without additional resources becoming available, that HSNS will not obtain funding adequate for continued operations in either the short term or long term, that the companies' products and services in the development stage may not result in commercially viable products or services, and that the combined companies may not be able to reach adequate accommodation with their creditors. Other factors are described in HSNS' documents on file with the Securities and Exchange Commission. HSNS hereby disclaims any obligation to update the information provided above, including forward looking statements.